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                                                                   EXHIBIT 10.21

                                PROMISSORY NOTE



$100,000.00                                                     Itasca, Illinois
                                                                February 1, 1999


James J. Braniff III (the "Maker"), for value received, hereby promises to pay to Arthur J. Gallagher & Co. (the "Company"), or order, on demand, the principal sum of One Hundred Thousand and 00/100 Dollars ($100,000.00), without interest.

All payments shall be made at Two Pierce Place, Itasca, Illinois 60143, or at such other address as the holder hereof may from time to time specify in writing.

At its sole option, the Company may offset pro tanto any amount of any accrued and unpaid salary or bonus(es) payable to the Maker by the Company after demand for payment of the unpaid principal hereunder has been made upon the Maker by the holder hereof.

If default be made in the payment of principal as herein specified, the Maker agrees to pay all costs of collection, including a reasonable attorney's fee, whether suit be brought or not.

Presentment for payment, demand or notice of dishonor, protest and notice of protest are hereby waived by the Maker and all endorsers hereof.

IN WITNESS WHEREOF, the Maker has set his hand hereunto as of the date above first written.



                                         /s/ James J. Braniff III
                                       --------------------------------
                                             James J. Braniff III